AMN Healthcare Segment Reporting Realignment (Unaudited) During the first quarter 2020 earnings release, AMN Healthcare Services, Inc. (NYSE: AMN) announced an update to our reportable segments. Effective January 1, 2020, our three reportable segments are (1) Nurse and Allied Solutions; (2) Physician and Leadership Solutions; and (3) Technology and Workforce Solutions. The nurse and allied solutions segment includes our travel nurse staffing, rapid response nurse staffing and labor disruption, allied staffing, local staffing, and revenue cycle solutions businesses. The physician and leadership solutions segment includes our locum tenens staffing, healthcare interim leadership staffing, executive search, and physician permanent placement businesses. The technology and workforce solutions segment includes remote video interpreting, vendor management systems, workforce optimization, recruitment process outsourcing, education, credentialing and flex pool management businesses. Non-GAAP Measures These slides contain certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA and (2) adjusted EBITDA margin. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA and adjusted EBITDA margin serve as industry-wide financial measures. The non-GAAP measures provided in these slides are not in accordance with, or an alternative to, GAAP measures and may be different from non-GAAP measures, or may be calculated differently than other similarly titled non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. Further detail about the use and limitations of the non-GAAP measures found in these slides may be found in the footnotes provided herein or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website. Presented below are the unaudited supplemental segment financial and operating data reflecting this realignment, including a Non-GAAP reconciliation table from net income to adjusted EBITDA, for the years ended December 31, 2019, 2018 and 2017. 1

AMN Healthcare Segment Reporting Realignment (Unaudited)

(dollars in thousands, except operating data)	Year Ended December 31, 2019 First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenue					
Nurse and allied solutions	$ 373,472	$ 367,994	$ 398,417	$ 422,705	$ 1,562,588
Physician and leadership solutions	137,077	142,449	143,842	139,394	562,762
Technology and workforce solutions	21,892	24,734	25,338	24,793	96,757
	$ 532,441	$ 535,177	$ 567,597	$ 586,892	$ 2,222,107
Segment operating income (1)					
Nurse and allied solutions	$ 53,556	$ 52,752	$ 52,533	$ 61,021	$ 219,862
Physician and leadership solutions	15,872	18,861	17,547	19,098	71,378
Technology and workforce solutions	10,383	11,336	11,426	10,754	43,899
	$ 79,811	$ 82,949	$ 81,506	$ 90,873	$ 335,139
Unallocated corporate overhead	13,834	16,217	12,255	15,434	57,740
Adjusted EBITDA (2)	$ 65,977	$ 66,732	$ 69,251	$ 75,439	$ 277,399
Adjusted EBITDA margin (3)	12.4%	12.5%	12.2%	12.9%	12.5%
Gross Margin					
Nurse and allied solutions	28.5%	28.1%	28.5%	29.0%	28.5%
Physician and leadership solutions	36.6%	37.2%	36.8%	37.2%	37.0%
Technology and workforce solutions	92.6%	93.4%	93.0%	92.3%	92.8%
Operating Data:					
Nurse and allied solutions					
Average healthcare professionals on assignment (4)	10,447	10,258	11,133	11,246	10,771
Physician and leadership solutions					
Days filled (5)	40,496	41,563	42,700	40,149	164,908
Revenue per day filled (6)	$ 1,988	$ 1,975	$ 1,971	$ 1,941	$ 1,969

2

AMN Healthcare Segment Reporting Realignment (Unaudited) Year Ended December 31, 2019 (dollars in thousands) First Second Third Fourth Total Quarter Quarter Quarter Quarter Year Reconciliation of Non-GAAP Items: Net income $ 34,122 $ 28,869 $ 23,515 $ 27,482 $ 113,988 Income tax expense 5,257 10,222 8,394 10,627 34,500 Income before income taxes 39,379 39,091 31,909 38,109 148,488 Interest expense, net, and other 5,673 6,065 7,830 8,859 28,427 Income from operations 45,052 45,156 39,739 46,968 176,915 Depreciation and amortization 11,710 12,718 17,085 17,007 58,520 Share-based compensation (7) 5,186 3,702 2,825 4,528 16,241 Acquisition, integration, and other costs (8) 4,029 5,156 9,602 6,936 25,723 Adjusted EBITDA (2) $ 65,977 $ 66,732 $ 69,251 $ 75,439 $ 277,399 3

AMN Healthcare Segment Reporting Realignment (Unaudited)

(dollars in thousands, except operating data)	Year Ended December 31, 2018 First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenue					
Nurse and allied solutions	$ 346,542	$ 370,568	$ 346,268	$ 367,640	$ 1,431,018
Physician and leadership solutions	154,589	165,145	158,087	139,667	617,488
Technology and workforce solutions	21,358	22,395	22,487	21,328	87,568
	$ 522,489	$ 558,108	$ 526,842	$ 528,635	$ 2,136,074
Segment operating income (1)					
Nurse and allied solutions	$ 53,231	$ 50,314	$ 47,703	$ 50,618	$ 201,866
Physician and leadership solutions	19,743	25,232	23,003	18,099	86,077
Technology and workforce solutions	8,640	10,337	11,461	10,935	41,373
	$ 81,614	$ 85,883	$ 82,167	$ 79,652	$ 329,316
Unallocated corporate overhead	15,095	15,823	14,739	13,281	58,938
Adjusted EBITDA (2)	$ 66,519	$ 70,060	$ 67,428	$ 66,371	$ 270,378
Adjusted EBITDA margin (3)	12.7%	12.6%	12.8%	12.6%	12.7%
Gross Margin					
Nurse and allied solutions	28.2%	27.1%	28.0%	27.8%	27.7%
Physician and leadership solutions	32.9%	36.4%	36.3%	36.4%	35.5%
Technology and workforce solutions	90.5%	91.4%	91.9%	91.7%	91.4%
Operating Data:					
Nurse and allied solutions					
Average healthcare professionals on assignment (4)	9,813	10,012	9,896	10,303	10,006
Physician and leadership solutions					
Days filled (5)	52,794	55,225	50,069	41,000	199,089
Revenue per day filled (6)	$ 1,953	$ 1,943	$ 2,019	$ 1,996	$ 1,976

4

AMN Healthcare Segment Reporting Realignment (Unaudited) Year Ended December 31, 2018 (dollars in thousands) First Second Third Fourth Total Quarter Quarter Quarter Quarter Year Reconciliation of Non-GAAP Items: Net income $ 42,681 $ 35,529 $ 27,918 $ 35,613 $ 141,741 Income tax expense 7,185 12,910 10,068 14,781 44,944 Income before income taxes 49,866 48,439 37,986 50,394 186,685 Interest expense, net, and other (9) 5,335 6,376 4,649 (217) 16,143 Income from operations 55,201 54,815 42,635 50,177 202,828 Depreciation and amortization 7,886 10,606 11,296 11,449 41,237 Share-based compensation (10) 2,864 3,281 1,809 2,861 10,815 Acquisition, integration, and other costs (11) 568 1,358 (452) 1,884 3,358 Legal settlement accrual increases (12) — — 12,140 — 12,140 Adjusted EBITDA (2) $ 66,519 $ 70,060 $ 67,428 $ 66,371 $ 270,378 5

AMN Healthcare Segment Reporting Realignment (Unaudited)

(dollars in thousands, except operating data)	Year Ended December 31, 2017				
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenue					
Nurse and allied solutions	$ 320,942	$ 308,306	$ 309,761	$ 329,107	$ 1,268,116
Physician and leadership solutions	153,933	159,334	162,024	158,749	634,040
Technology and workforce solutions	20,294	22,163	22,621	21,220	86,298
	$ 495,169	$ 489,803	$ 494,406	$ 509,076	$ 1,988,454
Segment operating income (1)					
Nurse and allied solutions	$ 47,891	$ 49,334	$ 41,325	$ 49,519	$ 188,069
Physician and leadership solutions	22,629	23,018	23,681	21,717	91,045
Technology and workforce solutions	7,536	9,911	10,129	8,678	36,254
	$ 78,056	$ 82,263	$ 75,135	$ 79,914	$ 315,368
Unallocated corporate overhead	14,891	15,080	13,438	15,545	58,954
Adjusted EBITDA (2)	$ 63,165	$ 67,183	$ 61,697	$ 64,369	$ 256,414
Adjusted EBITDA margin (3)	12.8%	13.7%	12.5%	12.6%	12.9%
Gross Margin					
Nurse and allied solutions	28.0%	27.9%	27.3%	27.5%	27.7%
Physician and leadership solutions	35.1%	34.1%	33.5%	32.9%	33.9%
Technology and workforce solutions	89.2%	92.5%	91.7%	91.0%	91.2%
Operating Data:					
Nurse and allied solutions					
Average healthcare professionals on assignment (4)	9,256	8,988	9,012	9,466	9,181
Physician and leadership solutions					
Days filled (5)	55,243	58,660	58,881	56,591	229,375
Revenue per day filled (6)	$ 1,862	$ 1,845	$ 1,892	$ 1,911	$ 1,877

6

AMN Healthcare Segment Reporting Realignment (Unaudited) Year Ended December 31, 2017 (dollars in thousands) First Second Third Fourth Total Quarter Quarter Quarter Quarter Year Reconciliation of Non-GAAP Items: Net income $ 32,008 $ 31,255 $ 28,128 $ 41,167 $ 132,558 Income tax expense 14,897 20,197 17,863 7,248 60,205 Income before income taxes 46,905 51,452 45,991 48,415 192,763 Interest expense, net, and other 5,130 4,928 4,837 4,782 19,677 Income from operations 52,035 56,380 50,828 53,197 212,440 Depreciation and amortization 7,668 7,959 8,132 8,520 32,279 Share-based compensation 2,681 2,562 2,477 2,517 10,237 Acquisition, integration, and other costs 781 282 260 135 1,458 Adjusted EBITDA (2) $ 63,165 $ 67,183 $ 61,697 $ 64,369 $ 256,414 7

AMN Healthcare Segment Reporting Realignment (Unaudited) (1) Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition, integration, and other costs, and share-based compensation. (2) Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition, integration, and other costs, extraordinary legal expenses, legal settlement accrual increases and share- based compensation. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and is a measure used in the Company’s credit agreement and the indentures governing our 5.125% Senior Notes due 2024 and our 4.625% Senior Notes due 2027. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income. (3) Adjusted EBITDA margin represents adjusted EBITDA divided by revenue. (4) Average healthcare professionals on assignment represents the average number of nurse and allied healthcare professionals on assignment and revenue cycle solutions professionals contracted by the Company during the period presented. Excluding Advanced Medical, which was acquired during the second quarter of 2019, the average healthcare professionals on assignment was 10,098 for the twelve months ended December 31, 2019. (5) Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours. (6) Revenue per day filled represents revenue of the Company’s locum tenens business divided by days filled for the period presented. (7) Share-based compensation for the twelve months ended December 31, 2019 was impacted by two modifications during the first quarter and effective in 2019, a new vesting condition that resulted in accelerated expense recognition, and $1,209,000 of additional expense related to the performance equity awards during the fourth quarter of 2019. (8) Acquisition, integration, and other costs for the twelve months ended December 31, 2019 include net increases in the fair value of contingent consideration liabilities for recently acquired companies of $7,178,000 and extraordinary legal expenses of approximately $7,100,000. Beginning in 2019, we exclude the impact of extraordinary legal expenses from the calculation of adjusted EBITDA because we believe that these expenses are not indicative of the Company's operating performance. 8

AMN Healthcare Segment Reporting Realignment (Unaudited) Continued from page 8 (9) As a result of the adoption of a new accounting pronouncement on January 1, 2018, the Company now measures equity investments, except those accounted for using the equity method of accounting, at fair value with changes in fair value recognized through net income. Changes in fair value of equity investments recognized in interest expense, net, and other were $1,359,000 and $5,990,000 for the three months ended September 30, 2018 and December 31, 2018, respectively. (10) Share-based compensation for the three months ended September 30, 2018 was partially offset by a $1,610,000 reduction related to performance equity awards. (11) Acquisition, integration, and other costs of $874,000 for the three months ended September 30, 2018 were partially offset by a decrease in contingent consideration liabilities for recently acquired companies of $1,326,000. (12) During the third quarter of 2018, the Company recorded increases to its legal accruals established in connection with settlement agreements entered into during September and October 2018 in two class actions related to wage and hour claims, both of which are considered probable. For the three months ended September 30, 2018, the increases amounted to $12,140,000. Since the settlements are largely unrelated to the Company's operating performance, we excluded their impact in the calculation of adjusted EBITDA for the twelve months ended December 31, 2018. Amounts recorded in prior quarters in these two class actions and legal accruals related to other matters are immaterial and their impact was not excluded in the calculation of adjusted EBITDA in those prior quarters. 9